UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2005

KORN/FERRY INTERNATIONAL

(Exact name of registrant as specified in its charter)

Delaware	001-14505	95-2623879
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Avenue of the Starts, Suite 2600, Los Angeles, California 90067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 552-1834

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 7, 2005, Korn/Ferry International (the “Company”) entered into an amendment to its employment agreement with Paul C. Reilly, the Company’s Chairman and Chief Executive Officer. Under the prior employment agreement, dated May 24, 2001, as amended on December 1, 2001, as further amended on July 1, 2003, and as further amended on March 10, 2004 (as amended, the “Employment Agreement”), Mr. Reilly was entitled to the acceleration of certain unvested benefits upon specified termination events (the “Termination Provisions”). The Employment Agreement was amended to account for Mr. Reilly’s participation in the Company’s Executive Capital Accumulation Plan (the “Accumulation Plan”) and to provide for similar treatment of Mr. Reilly’s Accumulation Plan benefits pursuant to the Termination Provisions.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORN/FERRY INTERNATIONAL

Date: March 8, 2005	By:	/s/ Gary D. Burnison
Gary D. Burnison
Chief Operating Officer, Chief Financial Officer and Executive Vice-President

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